UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 13, 2006 (November 8, 2006)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On November 8, 2006, the Board of Directors (the “Board”) of Credence Systems Corporation (the “Company”) appointed Ping Yang to serve as a member of the Board, effective as of November 8, 2006. There is no arrangement or understanding between Mr. Yang and any other persons pursuant to which he was selected as an officer or member of the Board.

The press release issued on November 13, 2006 by the Company describing Mr. Yang’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2006, the Board approved a change in the Company’s fiscal year and fiscal quarters which shall be determined using the 4-4-5 fiscal calendar, with each fiscal quarter, commencing on November 1, 2006, being comprised of thirteen weeks and ending on a Saturday. This change in fiscal year and fiscal quarter is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or 15d-10, and therefore, no transition report is required.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead

Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: November 13, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued November 13, 2006.